Exhibit 99.1

Contact:
Crescendo Communications, LLC
David Waldman or John Quirk
Tel: (212) 671-1020
Email: newn@crescendo-ir.com

New Energy Systems Group Appoints Mr. Li Liu as New Independent Director

New York and Shenzhen – May 18, 2010 – New Energy Systems Group (OTCBB: NEWN), a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems, today announced the appointment of Mr. Li Liu as a new, independent member of the company’s Board of Directors. This appointment brings the number of independent directors to two, with the total board now comprised of four members.

Mr. Nian Chen, Chief Executive Officer, commented, “We are extremely pleased to welcome Li Liu to our expanded board of directors. Li brings well over a decade of hands-on engineering, technical design and management experience. In particular, he has extensive experience in the multimedia electronics arena such as technical design of DVD players and LCD televisions. This engineering know-how and experience has direct relevance for New Energy as we continually work to innovate in the manufacturing of new and better lithium ion battery designs. His experience will be particularly helpful on our board as we continue to grow our direct-to-consumer business and position ourselves at the forefront of the lithium ion battery market. We are committed to building a talented and well-rounded leadership team that will support the next phase of our growth, and the recently announced additions to our board will help us to continue to achieve our goals.”

Mr. Li Liu brings over 20 years of senior engineering and business experience having successfully built and managed a variety of companies within the technical design space. Since early 2007, Mr. Liu has served as general manager of Shenzhen Everstar Technology Co., Ltd., with responsibility for technical design of a variety of electronic products including DVDs and LCDTVs and similar products that require PCBA manufacturing. Prior to that, he served as technical director of Shenzhen ASA Industry Co., Ltd., the world’s largest DVD loader manufacturer. Mr. Liu has served for over 16 years in various engineering capacities with electronic device manufacturers. He has been awarded a total five separate patents and is the recipient of other scientific and technical honors. Mr. Liu is an MBA graduate of the Economics and Management School of Wuhan University and has a Bachelor degree of Engineering from Southeast University  with a Major in Semiconductor Physics and Devices.

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company’s end-user consumer products are sold under the Anytone brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy’s end-user consumer products as well as its high-powered, lightweight lithium ion batteries. In addition to historically strong organic growth, New Energy anticipates that it will benefit from economies of scale, broader distribution, greater production capacity and higher profit margins in 2010. Additional information about the company is available at:
 www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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